CODE OF ETHICS

A.

Introduction

High ethical standards are essential for the success of the Firm and to maintain the confidence of our clients.  Our long-term business interests are best served by adherence to the principle that clients' interests always come first. Del Mar has a fiduciary duty to its clients which requires individuals associated with our Firm to act solely for the benefit of our clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment adviser firms.  In recognition of Del Mar's fiduciary obligations to its clients and Del Mar's desire to maintain high ethical standards, Del Mar has adopted this Code of Ethics (the "Code") containing provisions designed to identify conflicts of interest, prevent improper personal trading, and provide a means to resolve any actual or potential conflicts with the interests of our clients. The Code incorporates the following general principles which all Employees are expected to uphold:

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We must at all times place the interests of our clients first.

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Portfolio Managers must avoid any conflict of interest that may arise between our fiduciary responsibilities to our investors and his or hers own personal interests.

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All personal securities transactions must be conducted in a manner consistent with the Code and avoid any actual or potential conflicts of interest or any abuse of an Employee's position of trust and responsibility.

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Employees must not take any inappropriate advantage of their positions at the Firm.

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Information concerning the identity of securities and financial circumstances of the Funds and their investors must be kept confidential.

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Independence in the investment decision-making process must be maintained at all times. Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by Del Mar. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, the Chief Investment Officer or the CEO. These officers are charged with the administration of this Code and have general compliance responsibility for Del Mar. They may offer guidance on securities laws and acceptable practices and/or refer the matter to the Firm’s legal counsel.

B.

Definitions

“Access Person” shall mean any employee that is responsible for any of the following activities; investment research, trading, portfolio management, securities operations, investor relations, marketing, securities accounting, and/or financing.

"Employees" shall mean all of the Firm's supervised persons, including the Firm’s directors, officers, and partners (or other persons occupying a similar status or performing similar functions); our employees; and any other person who provides advice on behalf of the Firm and is subject to the Firm's supervision and control.

"Beneficial ownership" includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from a personal account.  For a full definition of beneficial ownership, refer to Rule 16a-1(a) (2) under the Securities Exchange Act of 1934.

"Personal Account" means any securities account in which an Employee has any beneficial ownership and includes any personal account of an Employee's immediate family member (including any relative by blood or marriage either living in the Employee's household or financially dependent on the Employee). "Covered Securities" includes all securities defined as such under the Investment Advisers Act of 1940 (the "Advisers Act"), and includes:

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equity securities;

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Options on securities, on indices, and on currencies;

The term "covered securities," however, does not include the following:

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Direct obligations of the U.S. government (e.g., treasury securities), corporate or municipal debt;

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Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

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Shares issued by money market funds;

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Shares of open-end or closed-end  mutual funds, including ETF’s; that are not advised or sub-advised by the Firm (or the Firm's affiliate); and

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Shares issued by unit investment trusts that are invested exclusively in one or more open- end mutual funds, none of which are funds advised or sub-advised by the Firm (or the Firm's affiliates).

"Private Placement" shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of the Securities Act.

"Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including any dividend reinvestment plans

C.

Transactions in Personal Accounts

Pre-Approval of Transactions in Covered Securities. All Access Persons must obtain the prior written approval of the Head Trader (or his designee) and the Compliance Officer before engaging in any transaction in a covered security in his or her personal account. The Compliance Officer or his designee (who may have no personal interest in the subject transaction) may approve the transaction if the Compliance Officer concludes that the transaction is not likely to materially conflict with trading by the Fund in the same security on the same day.  A request for trading pre-approval must be made by completing the Pre-Approval Form, a copy of which is attached hereto as Exhibit A, in advance of the contemplated transaction. The proposed trade must be reviewed and approved by the Head Trading Officer or one of his designees to ensure that there is no material market impact to the Fund that may result from the proposed trade of the Access Person.

Any approval given under this paragraph for the proposed trade will expire at the end of the business day.  All trades submitted by an access person to their designated broker for execution are expected to be executed that day. In some instances, an external broker may require one or more days to fully execute an order given market/liquidity considerations on a given trade. If a personal trade is approved by the Head Trader and is not submitted for execution by the end of the business day, the approval will be rescinded and the Access Person must resubmit the trade pre-approval form. (Amended 6-30-07).

Trading on the Same Day As Clients.  If the Head trader (or his designee) determines that a client account will be trading in the same security on the same day as the proposed employee transaction, then the employee will not be allowed to trade that security and must resubmit the Pre-Approval Form on another day. An exception will be granted on those days where the client account is trading a basket of securities, which may include the security designated in the employee transaction.

Initial Public Offerings.  Portfolio Managers, which are 'restricted persons' under NASD Rule 2790, shall not participate directly or indirectly in any security offered as part of an initial public offering.

Pre-Approval of Transactions in Private Placements. Employees shall not acquire beneficial ownership in a private placement of securities unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a client and whether the opportunity is being offered to the Employee by virtue of his or her position with Del Mar.

D.

Exceptions to the Pre-Approval Process

The following transactions are exempt from the pre-approval requirements.

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Transactions or accounts managed by an outside unaffiliated advisor

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Transactions in which the Employee has no direct or indirect influence or control.

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Involuntary corporate actions and dividend reinvestment programs

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Transactions pursuant to an automatic investment plan.

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Any securities transactions involving a mutual fund (as defined by the Investment Company Act of 1940), ETF’s, bank certificates of deposit, shares of unit investment trusts, variable annuities (and life products) or United States Government securities.

E.

Security Holdings Reporting

(1) Duplicate Copies of Account Statements to Del Mar

Employees shall arrange to have duplicate copies of brokerage account statements sent to the Compliance Officer each month.  Each Employee has an affirmative obligation to notify the Compliance Officer promptly if the Employee opens any new account with a broker or custodian or moves an existing account to a different broker or custodian.

(2) Initial and Annual Holdings Reports

Every Employee must submit both initial and annual holdings reports to the Compliance Officer that disclose all covered securities held in any personal account by an Access Person.  Each such report must contain, at a minimum:

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the type of covered security, and the exchange ticker symbol or CUSIP number (as applicable), number of shares, and principal amount of each covered security in any personal account;

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the name of any broker, dealer or bank with which the Employee maintains any personal account; and

•    the date on which the Employee submits the report.

(3) Timing of Holdings Reports

Every Employee must submit a holdings report, substantially in the form attached hereto as Exhibit B, within the following time frames:

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no later than thirty (30) days after becoming an Employee, and the information contained in the report must be current as of a date no more than forty-five (45) days prior to the date of becoming an Employee; and

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at least once each year thereafter by January 31, and the information contained in the report must be current as of a date no more than forty-five (45) days prior to the date the report is submitted.

F.

Quarterly Transaction Reports

Every Employee must submit a quarterly transaction report to the Compliance Officer for each covered securities transaction in any personal account. The report must contain, at a minimum, the following information for each transaction:

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the date of the transaction, the title, and the exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date, number of shares, and principal amount of each covered security involved;

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the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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the price of the covered security at which the transaction was effected;

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the name of the broker, dealer or bank with or through which the transaction was effected;

and

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the date on which the Employee submits the report.

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Each Employee must submit a quarterly transaction report, substantially in the form attached hereto as Exhibit C, no later than thirty (30) days after the end of each calendar quarter, which report must cover, at a minimum, all transactions that occurred during the preceding quarter.

G.

Exceptions to the Reporting Requirements

No Employee is required to submit:

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Any report with respect to covered securities held in a personal account over which the Employee had no direct or indirect influence or control (e.g., a blind trust).

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A quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan.

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An initial, quarterly or annual report if the report would duplicate information contained in brokerage account statements submitted by the Employee, so long as the Firm receives such statements within the time frames set forth in paragraphs 2(b) and 3(b) of this section.

H.

Outside Business Activities

Employees will not engage in business activity for compensation, without the approval of the CEO.  Employees shall, upon commencement of employment with Del Mar, disclose any outside business activities in which the Employee has a significant role or interest by completing the Conflicts Questionnaire Supplement, a copy of which is attached hereto as Exhibit D.

I.

Conflicts of Interest

To avoid the appearance of a conflict of interest, an Access Person should consider as a conflict any investment recommendation between the Fund(s) and (i) themselves or a family member, (ii) any entity in which they or a relative is a trustee director, officer, employee, consultant or agent, or (iii) any entity in which they or a relative or close associate has a financial interest. The access person has the burden of obligation to disclose to the Investment Committee any material facts as to his or her relationship or interest before such an investment recommendation can be acted upon.  (Amended March, 2008)

J.

Gifts and Entertainment

Employees are allowed to accept or give nominal gifts, gratuities or other items with persons, broker dealers or entities that conduct business on behalf of the Firm.  Employees shall not provide or accept extravagant or excessive entertainment from persons who conduct or seek to conduct business with the company.  Employees may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. (Amended March, 2008)

K.

Compliance with Procedures, Regulations and Governing Laws

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Each Employee shall have and maintain knowledge of and shall comply with the Code of

Ethics.

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Each Employee having supervisory responsibility shall exercise reasonable supervision over Employees subject to their control with a view to preventing any violation by such persons of applicable rules and regulations, corporate procedures or the provisions within Code.

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Each Employee shall have and maintain knowledge of and comply with all applicable federal and state laws and all rules and regulations of any government agency that governs his/her behavior as an Employee of the Firm. In addition to the general principles of conduct stated

in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Employees to comply with applicable federal securities laws. These laws include the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

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Any Employee obtaining evidence that an act occurred, which may be in violation of applicable statutes, regulations or provisions of this Code, must immediately report such evidence to the Compliance Officer, the Chief Investment Officer and/or the CEO of Del Mar. Such action by the Employee will remain confidential. Failure to report violations may result in disciplinary actions including termination.

L.

Oversight of the Code of Ethics

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Acknowledgment. The Firm will provide each Employee with a copy of the Code and any amendments.  All Employees are required annually to sign and acknowledge their receipt and familiarity with the provisions of this Code of Ethics by completing the Compliance Acknowledgment Form.

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Review of Transactions. Each Employee's transactions in his/her Personal Account will be reviewed on a regular basis and compared to transactions entered into by Del Mar for clients. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Compliance Officer who must report to the President of Del Mar.

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Sanctions. The Management Committee of Del Mar, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things: disgorgement of profits, suspension, fines, termination of employment with Del Mar, and/or criminal or civil penalties.

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Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Employee or any personal securities transaction of an Employee from any provision of this Code of Ethics if the Compliance Officer determines that such exemption would not be against the interests of any client. The Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable rules under the Advisers Act.

M.

Recordkeeping

The Compliance Officer shall keep in an easily accessible place for at least five (5) years:

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A copy of the Code that is in effect, or at any time within the past five (5) years was in effect;

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A record of any violation of the Code, and of any action taken as a result of the violation;

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A record of all written acknowledgements of receipt, review and understanding of the Code from each person who is currently, or within the past five (5) years was, an Employee;

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A record of each report made by an Employee, including any brokerage account statements obtained from Employees;

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A record of the names of persons who are currently, or within the past five (5) years were, Employees;

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A record of any decision, and the reasons supporting the decision, to approve the acquisition of a limited offering or of an IPO for non-portfolio manager Employees;

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A record of any exception from the Code granted by the Compliance Officer, all related documentation supplied by the Employee seeking the exception, and the reasons supporting the decision to grant the exception; and

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A record of all completed pre-clearance forms.

These books and records must be maintained by the Firm in an easily accessible place for at least five (5) years from the end of the fiscal year during which the record was created, the first two (2) years in an appropriate office of the Firm.

Finally, the Firm is required to include a description of our Code in Part II of our Form ADV and, upon request, furnish investors in the Funds with a copy of the Code. The Compliance Officer will ensure that a proper description of our Code is included in the Form ADV and will coordinate the distribution of our Code to any investors who request a copy.

N.

Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

EXHIBIT A

Del Mar Asset Management, LP

PERSONAL TRANSACTION PRE-APPROVAL FORM

Employees must complete this Pre-Approval Form prior to engaging in any personal transaction (unless excepted by the Code of Ethics).

Investment Information

Trade Date:

Trans. Type	Issuer (Ticker)	# of Shares	Est.Trans. Price	Broker/Dealer

Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material nonpublic information.  I understand that pre-approval will only be in effect until the end of the business day on the date of the Compliance Officer's signature.

Employee Name (please print)

Employee Signature

Date

The investment is not the subject of a pending order on behalf of, or under consideration for, purchase or disposition by any account or Fund managed by Del Mar.

Trading Desk Supervisor

Date

Disposition of Pre-Approval Request

Approved

Compliance Officer

Date

  APPENDIX B

EXHIBIT B

Del Mar Asset Management, LP

HOLDINGS REPORT

Name of Employee:

Date of Submission:

Type of Report (check one):        Initial Holdings Report (submitted within 10 days after becoming an access person)

 Annual Holdings Report (submitted annually)

I.

Securities Accounts

Account Title	Broker/Institution Name and Address	Account Number

II.

Covered Securities

Title of Security	Type of Security	Ticker or CUSIP	Number of Shares	Principal Amount
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

There are no covered securities in any personal accounts.

I hereby certify that the information contained in this report is accurate and that listed above are all personal accounts and covered securities with respect to which I have beneficial ownership.

By:

Name:

Date:

Del Mar Asset Management,

LP QUARTERLY TRANSACTION REPORT

Name of Employee:

Date of Submission:

I.

Transactions

Trade Date and Transaction Type	Transaction Price and Number of Shares	Name of Security	Ticker or CUSIP	Interest Rate and Maturity Date	Principal Amount	Broker/ Institution

I hereby certify that the information contained in this report is accurate and that listed above are all transactions for the quarter ended               of covered securities with respect to which I have beneficial ownership.

By:

Name:

Date:

Del Mar Asset Management, LP

Conflicts Questionnaire Supplement

Name of Employee:

Date of Submission:

The Firm is required to monitor Employee circumstances which may pose a potential conflict with our management of the Funds. Please complete this questionnaire and disclose the required information.  In addition, we will ask for a recertification of the information contained in the questionnaire annually.

You also must provide any changes to the information promptly to the Compliance Officer.

Please disclose the requested information for any entity (including any commercial business or not-for- profit organization) other than the Firm in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director or general partner; or (4) provide any advice about investments.

Name of Entity:	Nature of Affiliation or Title:	Public Company
Yes/No
Yes/No
Yes/No
Yes/No
Yes/No

None

Please disclose whether your spouse or any immediate family member (including your parents, child or siblings) currently conducts business or works for an entity that conducts business with the Firm.

Describe:

None